UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (August 4, 2014)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2014, the Board of Directors of American Lorain Corporation (the “Company”) approved the appointment of Dick Wang, age 41, as Chief Financial Officer (“CFO”) of the Company. Mr. Bander Wu’ service as the interim CFO of the Company appointed on May 20, 2014, as disclosed in the Form 8-K filed on May 20, 2014, was terminated on August 4, 2014.

Prior to joining the Company, Mr. Wang served as the CFO for ZMD Group from October 2011 to July, 2014, the CFO for Unitedpower Group from February, 2010 to December, 2010 and the CFO for Winalite Group from August, 2007 to December, 2008. From September 2002 to April 2007, Mr. Wang served as financial controller, risk manager and treasurer for TNT Great China. Mr. Wang holds an MBA degree from Southern Cross University.

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Wang on August 4, 2014. The employment agreement provides that Mr. Wang will receive compensation in the amount of $ 20,000 per month and a total of 173,084 shares of Common Stock of the Company. The term of the employment agreement is for one year.

There are no family relationships between Mr. Wang and the directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By: /s/ Chen Si
Name: Chen Si
Title: Chief Executive Officer

Date: August 8, 2014